Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-124702 on Form S-8 of our report relating to the financial statements of BofI Holding, Inc. dated September 12, 2006, appearing in the Annual Report on Form 10-K/A of BofI Holding, Inc. for the year ended June 30, 2006.

/s/ Crowe Chizek and Company LLP

Grand Rapids, Michigan

September 28, 2006